EXHIBIT 23(b)

            Consent of Independent Registered Public Accounting Firm


Flexible Solutions International, Inc.
Victoria, British Columbia

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 25, 2009, relating to the consolidated financial statements of Flexible Solutions International, Inc. for the years ended December 31, 2008 and 2007 which are contained in the Prospectus.


                                        /s/ Cinnamon Jang Willoughby & Company
                                               Chartered Accountants



Burnaby, British Columbia
June 10, 2009